Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 36Kr Holdings Inc. of our report dated April 23, 2026 relating to the financial statements, which appears in 36Kr Holdings Inc.’s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People's Republic of China

June 17, 2026

PricewaterhouseCoopers Zhong Tian LLP
11/ F PricewaterhouseCoopers Center, Link Square 2
202 Hu Bin Road, Huangpu District, Shanghai 200021, China
www.pwccn.com	T: +86 (21) 2323 8888, F: +86 (21) 2323 8800